Exhibit 3.4

BYLAWS

OF

CANTERBURY PARK HOLDING CORPORATION

ARTICLE I
OFFICES AND CORPORATE SEAL

Section 1.01. Registered and Other Offices. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the state of Minnesota, as the Board of Directors shall, from time to time, determine.

Section 1.02. Corporate Seal. If so directed by the Board of Directors, the corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word “seal,” but it may also include, at the discretion of the Board, such additional wording as is permitted by law.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 2.01. Time and Place of Meetings. An annual meeting of shareholders may be held in the year of the corporation’s formation and shall be held following the conclusion of each fiscal year of the corporation at such time and place, within or without the state of Minnesota, as may be designated by the Board of Directors and, in the absence of such designation, shall be held at the registered office of the corporation in the state of Minnesota.

Section 2.02. Annual Meetings. At any annual meeting of the shareholders there shall be an election of qualified successors for directors whose terms have expired at such annual meeting. Subject to Section 2.09 below, any business appropriate for action by the shareholders may be transacted at an annual meeting. No meeting shall be considered an annual meeting unless specifically designated as such in the notice of meeting.

Section 2.03. Special Meetings. A special meeting of the shareholders may be called at any time by the Chairman of the Board, the President, the Treasurer or the Board of Directors of this corporation, and shall be called by the Secretary upon the request in writing by two or more members of the Board of Directors, or upon the request in writing of a shareholder or shareholders holding ten percent or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25 percent or more of the voting power of all shares entitled to vote. Such meeting shall be called in accordance with the provisions of Minnesota Statutes, Section 302A.433 by mailing a notice thereof pursuant to the provisions of Minnesota Statutes, Section 302A.435. Such notice shall state the time, place, and purpose of the meeting and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

Section 2.04. Quorum Adjourned Meetings. The holders of a majority of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of share- holders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum shall not be present in person or by proxy at a meeting, those present in person or by proxy may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present in person or by proxy, a meeting may be adjourned from time to time without notice, other than announcement at the meeting. At adjourned meetings at which a quorum is present in person or by proxy, any business may be transacted at the meeting as originally noticed.

Section 2.05. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or in a resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one vote for each share held. Upon demand of any shareholder the vote upon any question before the meeting shall be by ballot.

Section 2.06. Closing of Books. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the twentieth (20th) day preceding the date of such meeting.

Section 2.07. Notice of Meetings. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting was announced at the time of adjournment. Except as provided in Section 2.03 hereof, the notice shall be given at least ten (10) days, but not more than sixty (60) days, before the date of the meeting, except that written notice of a meeting at which an agreement of merger or exchange is to be considered shall be given to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto.

Section 2.08. Waiver of Notice. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether give orally or by attendance.

Section 2.09 Business to be Conducted at Annual Meetings. At the annual meeting, the shareholders shall elect directors of the corporation and shall transact such other business as may properly come before them. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder (as defined in the Minnesota Business Corporation Act). In addition to any other applicable requirements, for matters to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or delivery by United States mail, postage prepaid, addressed to the Secretary of the corporation at the registered office of the corporation, not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Each such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of record of the shareholders proposing such business, (iii) the class or series (if any) and number of shares of the corporation which are owned by the shareholder, and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Article; provided, however, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting, in accordance with these Bylaws.

ARTICLE III
DIRECTORS

Section 3.01. General Powers. The Board of Directors shall have the general management and control of all business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation under Minnesota law and the Corporation’s Articles of Incorporation and these Bylaws.

Section 3.02. Number and Classes of Directors. The Board of Directors of this corporation shall consist of one or more directors. The number of directors may be increased or, subject to Minnesota Statutes, Section 302A.223, decreased at any time by action of the Board of Directors. Each director shall serve until his or her successor shall have been duly elected and qualified, unless he or she shall retire, resign, die or be removed.

Section 3.03. Vacancies. Any vacancies occurring in the Board of Directors for any reason, and any newly created directorships resulting from an increase in the number of directors, may be filled by a majority of the directors then in office. Any directors so chosen shall hold office until the next election of directors and until their successors shall be elected and qualified, subject, however, to prior retirement, resignation, death or removal from office.

Section 3.05. Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business, and if at any meeting of the Board of Directors there shall be less than said quorum, a majority of those present may adjourn the meeting from time to time.

Section 3.06. Removal of Directors. Any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors.

Section 3.07. Director Nominations. Subject to the rights of holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. However, any shareholder (as defined in the Minnesota Business Corporation Act) entitled to vote generally in the election of directors may nominate one or more persons for election as directors at the annual meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Nominations by shareholders for election of one or more persons as directors at a special meeting shall be made by written notice in accordance with, but only to the extent permitted by Minnesota Statutes, Section 302A. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. Copies of any preliminary proxy materials or other filings with the Securities and Exchange Commission made by the nominating shareholder must be provided to the Secretary of the corporation concurrent with such filing. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, it shall be so declared at the meeting and the defective nomination shall be disregarded.

Section 3.08. Regular Meetings. Regular meetings of the Board of Directors shall be held, without notice, at such time and place as shall from time to time be determined by the Board.

Section 3.9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President at any time and shall be called by him or her whenever requested to do so in writing by two or more members of the Board.

Section 3.10. Notice of Meetings. If the meeting is a regular meeting of the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required. Otherwise, notice of a meeting of the Board of Directors shall be given by the Secretary who shall give at least twenty-four (24) hours’ notice thereof to each director by mail, telephone, telegraph or in person. The notice need not state the purpose of the meeting.

Section 3.11. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by a director either before, at, or after such meeting in a writing signed by such director; provided, however, that a director, by his attendance and participation in any action taken at the meeting of the Board of Directors, shall be deemed to waive notice of such meeting.

Section 3.12. Committees of the Board. Except as otherwise provided in Article IV of these Bylaws, the Board of Directors may, in its discretion, by the affirmative vote of a majority of the Directors, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

Section 3.13. Compensation of Directors. Directors who are not salaried officers of this corporation may receive any combination of a fixed sum per meeting attended, a fixed annual sum and/or such other compensation as may be determined, from time to time, by resolution of the Board of Directors. All directors may receive reimbursement of expenses, if any, for attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving compensation for such other service.

Section 3.14. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board of Directors’ meeting.

Section 3.15. Authorization Without a Meeting. Any action required or permitted to be taken at a meeting of the Board or any committee may be taken without a meeting as authorized by law.

ARTICLE IV
EXECUTIVE COMMITTEE

The Board of Directors may by unanimous affirmative action of the entire Board designate two or more of their number to constitute an Executive Committee which, to the extent determined by unanimous affirmative action of the Board, shall have and exercise the authority of the Board in the management of the business of the corporation, but shall not have the power to amend these Bylaws. Such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

The Executive Committee may meet at stated times or on notice to all committee members given by any of their own number. Vacancies in the membership of the Executive Committee may be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

ARTICLE V
OFFICERS

Section 5.01. Number and Offices. The officers of the corporation shall consist of a President, Treasurer and Secretary and may also consist of one or more Vice Presidents (any one of whom may be designated an Executive Vice President or Senior Vice President in the discretion of the Board), one or more Assistant Secretaries and one or more Assistant Treasurers. The Board may elect or appoint any other officers it deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time. Any number of offices or functions of those offices may be held or exercised by the same person.

Section 5.02. Chairman of the Board. The Board of Directors may also elect as an officer a Chairman of the Board, who, if so elected, shall preside at all meetings of the Board of Directors and of the shareholders, shall make such reports to the Board of Directors and the shareholders as may from time to time be required, and shall have such other powers and shall perform such other duties as may be from time to time assigned to him or her by the Board of Directors. If a Chairman of the Board is not appointed, the duties and responsibilities of the Chairman of the Board set forth in this Section 5.02 shall be performed by the President.

Section 5.03. Election; Term of Office; Qualifications. At least annually the Board of Directors the Board shall elect the officers of the corporation, except that between such annual elections, at any regular or special meeting of the Board, additional offices may be established and officers may be elected to fill the newly created positions. All officers of the corporation shall, if not removed pursuant to Section 5.04, below, hold office until the annual election of officers next following their election to office, or until the election and qualification of their respective successors.

Section 5.04. Removal and Vacancies. Any officer may be removed from his or her office at any time by a majority of the whole Board of Directors, with or without cause. Such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.

Section 5.05. President. The President shall be responsible for the operations of the corporation, subject to the control of the Board of Directors, shall make such reports to the Board of Directors as may from time to time be required, and shall have such other powers and shall perform such other duties as may be from time to time assigned to him or her by the Board of Directors or as otherwise are customarily possessed or performed by a President. The President shall be responsible to perform the duties of the Chief Executive Officer specified in Minnesota Statutes, Section 302A.305 to the extent such duties are not assigned to other officers of the corporation. The President, a Vice President or the Secretary, unless some other person is specifically authorized by resolution of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, agreements, modification of mortgage agreements, leases, and contracts of the corporation.

Section 5.06. Vice Presidents. If Vice Presidents have been elected, such Vice Presidents shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. In the case of the death, resignation or disability of the President, the Vice President designated as Executive Vice President, or if none, the Vice President designated as Senior Vice President, or if neither, the Vice President who has held that office for the longest continuous period of time, or if there are no Vice Presidents, the Treasurer, shall assume the duties and responsibilities of the President until further action by the Board of Directors.

Section 5.07. Secretary. The Secretary shall keep a record of the meeting and proceedings of the Directors and shareholders, have custody of the corporate seal and of other corporate records not specifically entrusted to some other official by these Bylaws or by direction of the Board of Directors, and shall give notice of such meetings as are required by these Bylaws or by the Directors. In the Secretary’s absence at any meeting, an Assistant Secretary or a Secretary Pro Tempore shall perform the Secretary’s duties.

Section 5.08. Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all powers and duties commonly incident to his or her office, and shall give bond in such form and amount and with such sureties as shall be required by the Board of Directors. The Treasurer shall keep accurate accounts of all monies of the corporation received or disbursed. He or she shall deposit all monies, drafts and checks in the name of, and to the credit of, the corporation and such banks and depositories as a majority of the whole Board of Directors shall from time to time designate. He or she shall have power to endorse for deposit all notes, checks and drafts received by the corporation. He or she shall disperse the funds of the corporation in the manner prescribed by the Board of Directors, making proper vouchers therefor. He or she shall render to the President and the directors whenever required, an account of all of his or her transactions as Treasurer and of the financial condition of the corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the President. The Treasurer shall be responsible to perform the duties of the Chief Financial Officer specified in Minnesota Statutes, Section 302A.305 to the extent such duties are not assigned to other officers of the corporation.

Section 5.09. Additional Officers and Agents. The Board of Directors, at its discretion, may appoint a General Manager, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers or agents as it may deem advisable and may prescribe the duties of any such officer or agent.

Section 5.10. Compensation. The officers of the corporation shall receive such compensation for their services as may be determined from time to time by the Board of Directors.

ARTICLE VI
SHARES AND THEIR TRANSFER

Section 6.01. Certificated and Uncertificated Shares. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Minnesota law. All certificates of stock of the Corporation shall be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by him. The certificates shall be numbered in the order in which they are issued and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary (or by such other two (2) officers as the Board of Directors may designate) and may have typed or printed thereon any legend as may be required by law or contract or as may be appropriate in the opinion of counsel to the corporation. Such signatures may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate or other evidence of ownership shall have been so canceled.

Section 6.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by applicable law. Shares shall be allotted only in exchange for consideration in such forms as may be permitted by applicable law. At the time of any such allotment of shares, the Board of Directors making such allotment shall state, by resolution, their determination of the fair value of the corporation in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted.

Section 6.03. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the record holder of such stock, or the shareholder’s legal representative, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation the person or persons in whose name or names the shares are registered on the books of the corporation. In the event that a bank, trust company or other similarly qualified corporation is designated and agrees to act as the registrar and/or transfer agent for the corporation, then the signatures of the officers specified above and any seal of the corporation may be imprinted upon the stock certificates by facsimile and said certificates may be authenticated by signature of an authorized agent of said registrar and/or transfer agent. The officers of the corporation may delegate to such transfer agent and/or registrar such of the duties relating to the recording and maintenance of records relating to shares of stock and shareholders of the corporation as may be deemed expedient and convenient and as are assumed by said registrar and/or transfer agent.

Section 6.04. Lost Certificates. Any shareholder claiming that a certificate for shares has been lost, destroyed or stolen shall make an affidavit of the fact in such form as the Board of

Directors shall require and shall, if the Board of Directors so requires, give the corporation a sufficient indemnity bond, in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claims which may be made against it on account of the reissue of such certificate. Unless issued in uncertificated form, a new certificate shall then be issued to said shareholder for the same number of shares as the one alleged to have been destroyed, lost or stolen.

ARTICLE VII
DISTRIBUTIONS

Section 7.01. Distributions. Subject to the provisions of the Articles of Incorporation, the Board of Directors may cause the corporation to make distributions pursuant to the provisions of the Minnesota Statutes, Section 302A.551.

Section 7.02. Record Date. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date preceding the date fixed for the payment of any distribution or allotment of other rights as the record date for the determination of the shareholders entitled to receive payment of such distribution or allotment of such rights; and in such case only shareholders of record on the date so fixed shall be entitled to receive such payment or allotment notwithstanding any transfer of shares on the books of the corporation after such record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

ARTICLE VIII
BOOKS AND RECORDS; FISCAL YEAR

Section 8.01. Books and Records. The Board of Directors of the corporation shall cause to be kept in such place as it may designate:

(a) a share register, giving the names and addresses of the shareholders, the number and classes of shares held by each, and the dates on which the certificates therefor were issued;

(b) records of all proceedings of shareholders and directors;

(c) such other records and books of account as shall be necessary and appropriate to the conduct of corporate business; and

(d) Bylaws of the corporation and all amendments thereto.

Section 8.02. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

ARTICLE IX
INDEMNIFICATION

Section 9.01 Definitions.

(a) For purposes of this Article, the terms defined in this Section have the meanings given them.

(b) “Corporation” includes any domestic or foreign corporation that was the predecessor of this corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(c) “Official capacity” means (1) with respect to a director, the position of director in the corporation, (2) with respect to a person other than a director, the elective or appointive office or position held by an officer, member of a committee of the Board, or the employment or agency relationship undertaken by an employee or agent of the corporation, (3) with respect to a director, officer, employee, or agent of the corporation who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, or agent of another organization or employee benefit plan, the position of that person as a director, officer, partner, trustee, employee, or agent, as the case may be, of the other organization or employee benefit plan.

(d) “Proceeding” means a threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the corporation.

(e) “Special legal counsel” means counsel who has not represented the corporation or a related corporation, or a director, officer, employee, or agent whose indemnification is in issue.

Section 9.02 Indemnification Mandatory; Standard.

(a) Subject to the provisions of Section 9.04, the corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

(1) has not been indemnified another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

(2) acted in good faith;

(3) received no improper personal benefit and Minnesota Statutes, Section 302A.255, if applicable, has been satisfied;

(4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

(5) in the case of acts or omissions occurring in the official capacity described in Section 9.01 paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in Section 9.01 paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

(b) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in this Section 9.02.

Section 9.03. Advances. Subject to the provisions of Section 9.04, if a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in Section 9.02 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this Article. The written undertaking required by clause (a) is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

Section 9.04. Reimbursement to Witness. The corporation shall reimburse expenses, including attorneys’ fees and disbursements, incurred by a person in connection with an appearance as a witness in a proceeding at a time when the person has not been made or threatened to be made a party to a proceeding.

Section 9.05. Determination of Eligibility. (a) All determinations whether indemnification of a person is required because the criteria set forth in Section 9.02 have been satisfied and whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in Section 9.03 shall be made:

(1) by the Board by a majority of a quorum; Directors who are at the time parties to the proceeding shall not be counted for determining either a majority or the presence of a quorum;

(2) if a quorum under clause (1) cannot be obtained, by a majority of a committee of the Board, consisting solely of two or more directors not at the time parties to the proceeding, duly designated to act in the matter by a majority of the full Board including directors who are parties;

(3) if a determination is not made under clause (1) or (2), by special legal counsel, selected either by a majority of the Board or a committee by vote pursuant to clause (1) or (2) or, if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, by a majority of the full Board including directors who are parties;

(4) if a determination is not made under clauses (1) to (3), by the shareholders, excluding the votes of shares held by parties to the proceeding; or

(5) if an adverse determination is made under clauses (1) to (4) or under paragraph (b), or if no determination is made under clauses (1) to (4) or under paragraph (b) within 60 days after the termination of a proceeding or after a request for an advance of expenses, as the case may be, by a court in this state, which may be the same court in which the proceeding involving the person’s liability took place, upon application of the person and any notice the court requires.

(b) With respect to a person who is not, and was not at the time of the acts or omissions complained of in the proceedings, a director, officer, or person possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the corporation, the determination whether indemnification of this person is required because the criteria set forth in Section 9.02 have been satisfied and whether this person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in Section 9.03 may be made by an annually appointed committee of the Board, having at least one member who is a director. The committee shall report at least annually to the Board concerning its actions.

Section 9.06. Insurance. The corporation may purchase and maintain insurance on behalf of a person in that person’s official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of this Article.

Section 9.07. Disclosure. The amount of any indemnification or advance paid pursuant to this Article and to whom and on whose behalf it was paid shall be reported as part of the annual financial statements furnished to shareholders pursuant to Minnesota Statutes, Section 302A.463 covering the period when the indemnification or advance was paid or accrued under the accounting method of the corporation reflected in the financial statements.

Section 9.08. Discretionary Indemnification. Nothing in this Article IX shall be construed to limit the ability of the Board of Directors to indemnify any person or entity not described in this Article IX pursuant to, and to the extent described in, an agreement authorized by a majority of the directors then in office.

ARTICLE X
AMENDMENTS

Section 10.01. General Amendment. Except as provided in Section 10.02 below, these Bylaws may be altered, amended or repealed or new Bylaws enacted by the affirmative vote of a majority of the entire Board of Directors (if notice of the proposed alteration or amendment is contained in the notice of the meeting at which such vote is taken or if all directors are present) or at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment is contained in the notice of such meeting).

Section 10.02. Certain Amendments. Notwithstanding anything contained in Section 10.01 of this Article X to the contrary, either (i) the affirmative vote of the holders of at least two-thirds (2/3) of the votes entitled to be cast by the holders of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) the affirmative vote of a majority of the entire Board of Directors with the concurring vote of a majority of the Continuing Directors, voting separately and as a subclass of directors, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, Section 2.09 of Article II, Sections 3.02 through 3.07 of Article III, Article IX, and this Section 10.02 of Article X. For purposes of this Article X, the term “Continuing Director” shall mean any member of the Board of Directors who was a member of the Board of Directors on March 25, 1994 or who is elected to the Board of Directors after March 25, 1994 upon the recommendation of a majority of the Continuing Directors then serving as directors, voting separately and as a subclass of directors on such recommendation.